                                    EXHIBIT 3

                                  June 30, 1995


CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, Maryland  20852


Gentlemen:

     Reference is made to Article EIGHTEENTH ("Article EIGHTEENTH") of the Articles of Incorporation of CRIIMI MAE Inc., a Maryland corporation ("CRIIMI MAE"), and to the Agreement and Plan of Merger, dated April 20, 1995, as amended as of June 20, 1995, among CRIIMI MAE, CRIIMI MAE Management Corp., a Maryland corporation, CRICO Mortgage Company, Inc., a Delaware corporation, CRI/AIM Management, Inc., a Delaware corporation, CRI Acquisition, Inc., a Maryland corporation, and the undersigned (the "Merger Agreement"). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

     Pursuant to Section 5.15 of the Merger Agreement, each of the undersigned agrees that, after his acquisition on the date hereof of Common Shares and options to purchase Common Shares, and notwithstanding the provisions of paragraph (E) of Article EIGHTEENTH, he will not acquire "ownership" (as defined in paragraph (C) of Article EIGHTEENTH) of any additional Common Shares to the extent that after such acquisition he would have ownership in the aggregate of more than 9.8% of the outstanding Common Shares. Each of the undersigned further agrees that any such additional Common Shares shall be deemed "Excess Shares" as defined in Article EIGHTEENTH and shall be subject to the treatment prescribed therein for Excess Shares. This agreement shall remain in effect for so long as the restrictions set forth in paragraph (C) of Article EIGHTEENTH remain in effect.


                                        /s/
                                        ----------------------------------------
                                        William B. Dockser


                                        /s/
                                        ----------------------------------------
                                        H. William Willoughby